Exhibit 99.1

FOR IMMEDIATE RELEASE               Company Contact:        Steve Katz
                                                         Chairman and CEO
                                                          (516) 887-0700

         Cellular Technical Services Reports 2004 Third Quarter Results

New York, Nov. 12, 2004 - Cellular Technical Services Company, Inc. (OTC Symbol:
CTSC.OB) ("CTS"), today reported its third quarter financial results for 2004.

---------------------------- ---------------------- --------------------- -------------------- ------------------
(in 000's except per share    Three Months Ended     Three Months Ended    Six Months Ended    Six Months Ended
         amounts)                June 30,2004           June 30,2003         June 30, 2004       June 30, 2003
---------------------------- ---------------------- --------------------- -------------------- ------------------
Revenue                               $--                   $25                   $--                $196
---------------------------- ---------------------- --------------------- -------------------- ------------------
Net Loss                            ($165)                 ($226)               ($435)              ($906)
---------------------------- ---------------------- --------------------- -------------------- ------------------
Net Loss Per Share (basic           ($0.07)               ($0.10)               ($0.18)             ($0.40)
and diluted)
---------------------------- ---------------------- --------------------- -------------------- ------------------

CTS reported losses of $165,000 for the third quarter of 2004 and $435,000 for the first nine months of 2004. Both periods reflect no revenue and significant reductions in operating expenses all resulting from the closure of our ISIS phonecard operations and layoffs of personnel. The 2003 periods included recognition of the remaining revenue from our Isis phonecard subsidiary.

Steve Katz, CTS Chairman and CEO noted, "At September 30, 2004 we had $2.2 million in cash and no debt. We are continuing to evaluate business alternatives including several investment opportunities. We have concluded the discovery period on our one outstanding litigation matter and expect some resolution during this year. We remain optimistic about the outcome; however, we are unable to assess the likelihood of a positive decision at this time. Our investment in KSI/TruePosition was written down to zero in late 2002. We have had recent discussions concerning this investment and believe that it may have some positive future value for CTS; however, at this time we are unable to determine how much or when. Today we have one part time employee remaining. For the remaining three months of 2004, we forecast incurring a total of approximately $75,000 in expenses, primarily costs of maintaining the business as a public entity and insurance."

Special Note Regarding Forward-Looking Statements: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results for CTS or its affiliates to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include but are not limited to: CTS' ability to acquire or develop future business operations; the uncertainty of its ability to gain acceptance of any new products or services, if such are acquired or developed; the competition for business opportunities and the ability of competitors who are larger or better financed than CTS to acquire such opportunities in lieu of CTS; vulnerability to specific factors such as technological obsolescence, limited customer base and manufacturing difficulties, all of which may be dependent upon the nature of any specific acquisition or development by CTS; dependence on key personnel; the availability of financing; and other risks described in CTS' filings with the Securities and Exchange Commission.

                                      #####

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.

                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                                   (in 000'S)

                                          September 30,  December 31,
                                             2004           2003
        -------------------------------- -------------- -------------
        Cash                                   $ 2,211       $ 2,651
        -------------------------------- -------------- -------------
        Accounts Receivable, net                   0 4            11
        -------------------------------- -------------- -------------
        Total Assets                             2,245         2,681
        -------------------------------- -------------- -------------
        Working Capital                          2,115         2,499
        -------------------------------- -------------- -------------
        Stockholder's Equity                     2,115         2,505
        -------------------------------- -------------- -------------

                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in 000's, except per share amounts)
                                   (unaudited)


                                 Three Months Ended      Nine Months Ended
                                    September 30,          September 30,
                                 -------------------     -------------------
                                   2004       2003        2004         2003
                                 -------     -------     -------     -------

REVENUES
  Phonecards                     $    --     $    25     $    --     $   196

COSTS AND EXPENSES
  Cost of phonecards                  --          --          --         217
  Sales and marketing                 --           1          --          29
  General and administrative         170         289         461         950
                                 -------     -------     -------     -------

Total Costs and Expenses             170         290         461       1,196
                                 -------     -------     -------     -------

LOSS FROM OPERATIONS                (170)       (265)       (461)     (1,000)

OTHER INCOME, net                     (4)         24           3          43

INTEREST INCOME, net                   9          14          23          50
                                 -------     -------     -------     -------

LOSS BEFORE TAX                     (165)       (227)       (435)       (907)

PROVISION FOR INCOME TAX              --          (1)         --          (1)
                                 -------     -------     -------     -------

NET LOSS                         $  (165)    $  (226)    $  (435)    $  (906)
                                 =======     =======     =======     =======

BASIC AND DILUTED SHARE DATA:

  Net Loss                       $ (0.07)    $ (0.10)    $ (0.18)    $ (0.40)
                                 =======     =======     =======     =======

WEIGHTED AVERAGE SHARES
OUTSTANDING:

     Basic and diluted             2,450       2,292       2,450       2,292
                                 =======     =======     =======     =======